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                                  EXHIBIT 10.9

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                                  EXHIBIT 10.9

                                Gupta Corporation

                    1996 Executive Officers' Compensation Plan

The Company's Board of Directors will adopt individual bonus plans for each of its executive officers for fiscal year 1996 that award cash and option bonuses based upon both the executive officer's performance and the Company's performance and commissions based on sales.